CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Senior Floating Rate Fund, Inc. of our report dated February 26, 2020, relating to the financial statements and financial highlights, which appears in AIG Senior Floating Rate Fund’s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 24, 2020